As filed with the Securities and Exchange Commission on December 22, 2014.
File No. 333-196240

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECRURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-2049910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia 24012
(Address of Principal Executive Offices)(Zip Code)

Advance Auto Parts, Inc.
2004 Long-Term Incentive Plan
(Full title of the plan)

Sarah Powell, Esq.
Advance Auto Parts, Inc.
5008 Airport Road
Roanoke, Virginia 24012
(Name and address of agent for service)

(540) 362-4911
(Telephone Number, including area code, for agent for service)

Copy to:
Christina Edling Melendi, Esq.
Morgan, Lewis & Bockius LLP
399 Park Avenue
New York, New York 10022
(212) 705-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

ADVANCE AUTO PARTS, INC.
EXPLANATORY NOTE

Advance Auto Parts, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister 3,579,713 shares of its common stock, par value $0.0001 per share (the “Common Stock”) originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2014 (Registration Statement No. 333-196240 and referred to herein as the “Registration Statement”) with respect to shares of the Registrant’s Common Stock thereby registered for offer or sale pursuant to the Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”). The 3,579,713 shares of Common Stock are hereby deregistered under the Registration Statement.
The Registrant is also filing this Post-Effective Amendment No. 1 to the Registration Statement to correct the calculation of the registration fee for the Registration Statement to properly reflect the fee offset available from certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Commission on December 16, 2011 (Registration Statement No. 333-178572 and referred to herein as the “Prior Registration Statement”) with respect to 5,000,000 shares of the Registrant’s Common Stock thereby registered for offer or sale pursuant to the Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”). Pursuant to a Post-Effective Amendment to the Prior Registration Statement, filed with the Commission on June 30, 2014, all 5,000,000 shares of Common Stock were deregistered under the Prior Registration Statement.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
2014 Long-Term Incentive Plan Common Stock (par value $0.0001 per share)	4,750,000	$122.89	(3)	$583,727,500	$38,554.79
(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)    In reliance on Rule 457(p), the amount of the registration fee reflects an offset of a registration fee equal to $36,629.31, which offset reflects the registration fee for 4,750,000 of the 5,000,000 shares of Common Stock that have been deregistered pursuant to the Post-Effective Amendment to the Prior Registration Statement filed with the Commission on June 30, 2014.

(3)    The estimated price of $122.89 per share, which is the average of the high and low sales price of the Registrant’s common stock as reported by the New York Stock Exchange on May 22, 2014, is set forth solely for the purpose of calculating the fee pursuant to Rules 457(c) and (h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Part II of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2013 filed with the Commission on February 25, 2014;

(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 19, 2014 filed with the Commission on May 28, 2014, Quarterly Report on Form 10-Q for the quarter ended July 12, 2014 filed with the Commission on August 20, 2014 and Quarterly Report on Form 10-Q for the quarter ended October 4, 2014 filed with the Commission on November 12, 2014;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2014, May 20, 2014, June 18, 2014, August 19, 2014 and November 6, 2014 (reporting under Item 5.02 the addition of a new board member to the Registrant's board of directors);

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2014;

(e)	The Registrant’s Definitive Additional Proxy Statement on Schedule 14A filed with the Commission on May 1, 2014; and

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A filed with the Commission on November 29, 2001.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) actually and reasonably incurred by the person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Article VIII of the Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, the Registrant’s bylaws provide that it will pay the expenses (including attorneys’ fees and expenses) incurred by a director or officer, or former director or officer, in defending, investigating, preparing to defend or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against such director or officer, whether civil or criminal, in advance of the final disposition of such action, suit, proceeding or claim if the Registrant receives a request therefore and an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification by us.

In addition, the Registrant has entered into customary indemnity agreements with each of its directors and executive officers.

There is no pending litigation or proceeding involving any of the Registrant’s directors, officers, employees or other agents as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

                                                The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description

3.1
Restated Certificate of Incorporation of Advance Auto Parts, Inc. (as amended effective as of June 7, 2013) (incorporated by reference to the same numbered exhibit to Form 10-Q filed by the Registrant with the Commission on August 19, 2013).

3.2	Amended and Restated Bylaws of Advance Auto Parts, Inc. (effective June 7, 2013) (incorporated by reference to the same numbered exhibit to Form 8-K filed with the Commission on June 13, 2013).

4.1	Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2014).

5.1
Opinion of Bingham McCutchen LLP as to the legality of the securities being registered (previously filed as Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on May 23, 2014).

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on May 23, 2014).

23.2	Consent of Deloitte & Touche LLP (filed herewith)

23.3	Consent of KPMG LLP (filed herewith)

24.1	Power of Attorney (included in signature page to Form S-8 filed with the Commission on May 23, 2014, incorporated by reference).

Item 9.    Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 22nd day of December, 2014.

ADVANCE AUTO PARTS, INC.

By:	/s/ DARREN R. JACKSON
Name: Darren R. Jackson Title: Chief Executive Officer

/s/ MICHAEL A. NORONA
Name: Michael A. Norona Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the date indicated:

Signature	Title	Date

/s/ DARREN R. JACKSON	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2014
Darren R. Jackson

/s/ MICHAEL A. NORONA	Executive Vice President and Chief	December 22, 2014
Michael A. Norona	Financial Officer
(Principal Financial Officer)

*	Senior Vice President, Controller and	December 22, 2014
Jill A. Livesay	Chief Accounting Officer (Principal Accounting Officer)

*	Chairman and Director	December 22, 2014
John C. Brouillard

*	Director	December 22, 2014
John F. Bergstrom

*	Director	December 22, 2014
Fiona P. Dias

*	Director	December 22, 2014
William S. Oglesby

*	Director	December 22, 2014
Gilbert T. Ray

*	Director	December 22, 2014
J. Paul Raines

*	Director	December 22, 2014
Carlos A. Saladrigas

*	Director	December 22, 2014
O. Temple Sloan, III

*	Director	December 22, 2014
Jimmie L. Wade

* By: MICHAEL A. NORONA
as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1
Restated Certificate of Incorporation of Advance Auto Parts, Inc. (as amended effective as of June 7, 2013) (incorporated by reference to the same numbered exhibit to Form 10-Q filed by the Registrant with the Commission on August 19, 2013).

3.2	Amended and Restated Bylaws of Advance Auto Parts, Inc. (effective June 7, 2013) (incorporated by reference to the same numbered exhibit to Form 8-K filed with the Commission on June 13, 2013).

4.1	Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2014).

5.1
Opinion of Bingham McCutchen LLP as to the legality of the securities being registered (previously filed as Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on May 23, 2014).

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1 to the Registration Statement on Form S-8 filed with the Commission on May 23, 2014).

23.2	Consent of Deloitte & Touche LLP (filed herewith)

23.3	Consent of KPMG LLP (filed herewith)

24.1	Power of Attorney (included in signature page to Form S-8 filed with the Commission on May 23, 2014, incorporated by reference).